UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 2, 2011

LINEAR TECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-14864	94-2778785
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1630 McCarthy Boulevard
Milpitas, California 95035
(Address of principal executive offices, including zip code)

(408) 432-1900
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is being filed as an amendment the Current Report on Form 8-K filed by Linear Technology Corporation, a Delaware corporation (the “Company”), with the U.S. Securities and Exchange Commission on November 8, 2011 (the “Original Filing”). The sole purpose of this Form 8-K/A is to disclose the Company's policy as to how frequently it will conduct future advisory votes on named executive officer compensation. No other changes have been made to the Original Filing.

ITEM 5.07. Submission of Matters to a Vote of Security Holders.

At the Company's Annual Meeting of Stockholders held on November 2, 2011, the Company's stockholders voted on, among other matters, a proposal on the frequency of future advisory votes on named executive officer compensation. As reported by the Company in the Original Filing, a majority of the votes cast by the stockholders were in favor of conducting future advisory votes on named executive officer compensation once every year. Based on these results, the Company's Board of Directors decided that the Company will conduct an advisory vote on the compensation of named executive officers once every year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINEAR TECHNOLOGY CORPORATION
(Registrant)

Date:	January 20, 2012
		By:	/s/ Paul Coghlan
Paul Coghlan
Vice President, Finance and Chief Financial Officer